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Exhibit 21.1

BROADVISION, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

*	BroadVision Switzerland, A.G., organized under the laws of Switzerland
*	BroadVision Franc, S.A., organized under the laws of France
*	BroadVision Germany GmbH, organized under the laws of Germany
*	BroadVision U.K., Ltd., organized under the laws of the United Kingdom
*	BroadVision B.V., organized under the laws of the Netherlands
*	BroadVision Professional Services (formerly Fidutec Information Technology, SA), organized under the laws of Switzerland
*	BroadVision Srl, organized under the laws of Italy
*	BroadVision Asia Pacific Ltd., organized under the Companies Ordinance of Hong Kong
*	BroadVision Singapore PTE. LTD., organized under the laws of Singapore
*	BroadVision Korea Company LTD., organized under the laws of Korea
BroadVision Argentina S.R.L., organized under the laws of Argentina
BroadVision Scandinavia AB, organized under the laws of Sweden
BroadVision Iberica S.A., organized under the laws of Spain
BroadVision do Brazil Ltda., organized under the laws of Brazil
BroadVision Austria GmbH, organized under the laws of Austria
BroadVision China, organized under the laws of China
Interleaf Inc., organized under the laws of the state of Massachusetts
BroadVision Canada Inc organized under the laws of Canada
BroadVision Australia PTY Ltd. organized under the laws of Australia
BroadVision Benelux N.V. organized under the laws of Belgium
BroadVision BV Limited, organized under the laws of Bermuda
Nihon BroadVision KK organized under the laws of Japan
Interleaf GmbH organized under the laws of Germany
PDR Automated Systems organized under the laws of the state of Kentucky
Interleaf World Trade Inc, organized under the laws of the state of Delaware.
Interleaf FSC, organized under the laws of the BVI.
e-content.com Inc, organized under the laws of the state of Delaware
e-publishing corporation, organized under the laws of the state of Delaware
e-ventures inc., organized under the laws of the state of Delaware
Horizon Interactive Inc, organized under the laws of the state of Colorado
Docu-net, Inc organized under the laws of the state of Wisconsin

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BROADVISION, INC. AND SUBSIDIARIES SUBSIDIARIES OF THE REGISTRANT